Table of Contents

Exhibit 4.10

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

Capacity Acquisition Agreement

By this private instrument and in accordance with the law, the Parties below:

NET Serviços de Comunicação S/A, headquartered at Rua Verbo Divino, n. 1356, in the City of São Paulo, State of São Paulo, registered in the roll of corporate taxpayers (CNPJ/MF) under number 00.108.786/0001-65, and its subsidiaries (“NET Operations”), duly detailed in Exhibit I of the Agreement herein, represented by their Articles of Incorporation, hereinafter referred to as NET; and

Empresa Brasileira de Telecomunicações S.A. - EMBRATEL, headquartered  at Avenida Presidente Vargas, n. 1.012, City of Rio de Janeiro, State of Rio de Janeiro, registered in the roll of corporate taxpayers (CNPJ/MF) under number 33.530.486/0001-29, herein represented by its Bylaws, hereinafter referred to as EMBRATEL;

NET and EMBRATEL separately referred to as Party and jointly as Parties;

WHEREAS:

I.          On June 26, 2003 the Parties executed the ‘Commitment Letter for Provision of Internet Services to Net Serviços’, through which EMBRATEL provides to NET IP (internet protocol) connectivity services, which support TCP/IP applications and consist of the provision of permanent internet access by means of ensured bandwidth, amended thereafter (all jointly referred to as “Commitment Letter”).

II.         NET is interested in acquiring irrevocably accesses (“Accesses”) to the internet network made available by EMBRATEL to NET as transmission capacity.

III.        EMBRATEL is the owner of and operates network resources (“EMBRATEL Network”) that allow it to sell transmission capacity in the industrial exploration system, and is interested in the irrevocable sale of capacity to NET under the terms of this Agreement.

IV.       The purpose of the transmission capacity which is the object of this Agreement is to become a part of NET‘s telecommunication network so as to enable the exploration of its Broadband telecommunication services to its end customers.

The Parties hereto agree to enter into this Capacity Acquisition Agreement (“Agreement”), pursuant to the following clauses and conditions:

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

CLAUSE ONE – PURPOSE

1.1      The purpose of this Agreement is the irrevocable acquisition, by NET, of [***] in Internet Accesses in ensured bandwidth for the provision of telecommunication services by NET to its end customers, to be provided by EMBRATEL pursuant to the Exhibits hereto (“Capacity”).

1.2      To fulfill this Agreement, EMBRATEL shall make use of all the infrastructure required for the allocation of the Capacity acquired by NET, including, but not limited to, their own accesses and IP ports.

1.3      EMBRATEL shall make the Capacity available to NET in any location in Brazil where EMBRATEL is authorized to sell Capacity, whenever they are technically suitable for the purpose set forth in item 1.1 above.

CLAUSE TWO – INTEGRAL DOCUMENTS

2.1      This Agreement also comprises, as if they were transcribed herein, the following documents duly initialed by the Parties and of which they declare to be fully aware:

EXHIBIT I      NET Operations

EXHIBIT II     Technical Requirements

EXHIBIT III    Recovery Criteria

EXHIBIT IV   Available Capacity by Location

2.2      In view of the characteristics of the purpose of this Agreement, the above-mentioned Exhibits may be amended and other Exhibits may be created to gather related documents and technical specifications, whenever duly agreed upon and signed by the Parties.

2.3      In the event of divergence between the applicable documents, the most recent shall prevail, except in those cases of precedence expressly set forth in this Agreement.

CLAUSE THREE – OBLIGATIONS OF THE PARTIES

3.1 Both NET and EMBRATEL are hereby obliged to:

3.1.1   Execute, when required by the other Party or jointly, qualification, acceptance and/or recovery tests of the acquired Capacity.

3.1.2   Maintain and/or control, during the validity of this Agreement, any and all legal and regulatory concessions, authorizations, permits or licenses required for the performance of the object of this Agreement.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

3.1.3   Maintain the safety conditions required to ensure the integrity of equipment belonging to the other Party housed in their facilities.

3.1.4   Preserve the confidentiality and restricted use of Confidential Information related to technical, operating, business, legal or financial aspects of the other Party to which they have access as a result of the performance of this Agreement, observing the conditions set forth in Clause Twelve.

3.1.5   Compensate the affected Party for any direct damage for which they are proven to be responsible, especially in regard to the equipment and installations of either Party, expressly excluding compensation for indirect damages or loss of earnings.

3.1.6   Observe the safety and control standards in force in the facilities of the other Party for access by their staff and/or representatives.

3.2      EMBRATEL is hereby obliged to:

3.2.1   Ensure that the acquired Capacity is available to NET, during the validity of this Agreement, as per this Agreement and Exhibits hereto.

3.2.2   Assume full responsibility for the installation, deployment and activation of the acquired Capacity in regard to all the elements of EMBRATEL’s Network, including its maintenance, therefore being liable for its technical correction and security of its activities, as well as for the observance of the applicable legislation.

3.2.3   Arrange for, maintain and operate, at its own expense, the infrastructure required for the provision and availability of the acquired Capacity.

3.2.4   Maintain the EMBRATEL Network destined for the acquired Capacity. To this effect, it must have its own tools and measurement instruments, in order to ensure the continuity of the service provided by NET to its end customers.

3.2.5   Notify NET, at least 10 (ten) days in advance, of the execution of preventive maintenance in EMBRATEL’s network, especially when there is risk of the acquired Capacity becoming unavailable.

3.2.6   Notify NET immediately in the event of an emergency or corrective stoppage of the acquired Capacity, as well as in the event of any anomaly, defect or failure that may affect, either directly or indirectly, the service provided by NET to its end customers.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

3.2.7   Arrange for the adequate treatment of requests and complaints by NET in connection with the acquired Capacity, as well as in connection with doubts and/or challenges related to same.

3.2.8   Be responsible for the supervision and technical and administrative management of the labor that may be used in the provision of the acquired Capacity.

3.2.9   Be fully liable for any expenses arising from the hiring of staff and contractors, including, but not limited to, salaries, vacations, prior notice, compensation, work-related accidents, and other labor and social security obligations; it is thus expressly agreed by the Parties that the labor used by EMBRATEL will have no labor relationship whatsoever with NET, and consequently, there will be no attribution of any labor or social security liability to the latter.

3.2.9.1         In the event of any labor claim filed against NET by EMBRATEL’s staff or contractors, EMBRATEL shall appear before the Court, acknowledging its true condition of employer or contracting party, substituting NET in the proceedings until the end of the judgment, being liable for the payment or compensation of any amount due arising from the decision, if any, including legal fees, costs and any other expenses proven to have been incurred by NET. This liability does not cease with the termination of this Agreement for any reason.

3.2.10 Fully abide by the prevailing Occupational Safety and Health legislation.

3.2.11 Provide, up to the 10th (tenth) day of each calendar month, performance and quality reports on the Capacity acquired by NET.

3.3      NET is hereby obliged to:

3.3.1   Use the acquired Capacity exclusively for the purposes and configurations set forth and agreed upon in this Agreement.

3.3.2   Pay to EMBRATEL the price agreed upon for the irrevocable acquisition of the Capacity, pursuant to the terms and conditions of this Agreement.

3.3.3   Notify EMBRATEL, as soon as possible, of any perceived irregularity in the acquired Capacity.

CLAUSE FOUR – PRICE AND PAYMENT

4.1      NET shall pay EMBRATEL for the acquired Capacity the gross amount of R$849,631,916.95 (eight hundred and forty-nine million, six hundred and thirty-one thousand, nine hundred and sixteen reais and ninety-five centavos),

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

in a single installment, within 45 (forty-five) days as of the date of execution of this Agreement.

4.2      The amount set forth in clause 4.1 above is a gross amount and includes all municipal, state and federal taxes, social contributions and other taxes arising from the performance of this Agreement. The Parties hereto shall be liable for the payment of their respective taxes.

4.3      Except of the non-fulfillment, by NET, of the tax liabilities in which it appears as a substitute or responsible taxpayer, EMBRATEL shall be liable for the occurrences in which infractions are recorded against NET due to the non-fulfillment of primary and/or ancillary tax obligations under the exclusive responsibility of EMBRATEL arising from this Agreement. In such an event, EMBRATEL shall bear the costs and damages suffered by the defense of NET arising from said occurrence, as well as the costs of an eventual condemnation or unfavorable decision.

4.3.1 In the event of EMBRATEL being notified by the tax authorities of the non-fulfillment of primary and/or ancillary tax obligations under the exclusive responsibility of NET, in its capacity as a substitute or responsible taxpayer, EMBRATEL shall bear the costs and damages arising from the defense filed, as well the costs of an eventual condemnation or unfavorable decision.

4.4      Invoices shall be issued on a monthly basis in accordance with the Capacity available in each Municipality, pursuant to Exhibit IV hereto.

4.5      In order to comply with the provisions of this clause, each Party shall provide and make available to the other Party any and all documents or information related to the purpose of this Agreement which is justifiably requested by either Party, observing strategic confidentiality and that arising from the legislation or agreements.

4.6 Notwithstanding the provisions of items 4.3 and 4.3.1 above, in the event of NET acknowledging any divergence or irregularity in the invoices issued in accordance with item 4.4, it shall notify EMBRATEL of said fact in writing.

            4.6.1 EMBRATEL will have a maximum term of 30 (thirty) days as of the presentation of said notification to make the corresponding corrections and send the new invoice to NET.

CLAUSE FIVE – PENALTIES

5.1      Failure to pay the amount set forth in 4.1 above on the corresponding due date shall subject NET, regardless of warning, notification or Court summons, to the following penalties, without prejudice to any other sanctions provided for in the applicable legislation:

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

5.1.1   Delinquent fees of 1% (one per cent) per month on the debt, pro rata die, as of the day following the debt’s due date until its actual settlement date.

5.1.2   Monetary restatement of the amount of the debt in accordance with the variation in the IGP-DI inflation index or any other official index that may replace same, between the day following the due date until the actual settlement date.

5.1.3   Should default exceed 120 (one hundred and twenty) days as of the invoice date, except if negotiated otherwise by the Parties, EMBRATEL may terminate the Agreement due to the exclusive fault of NET, observing the provisions of clause 7.2.2 below.

5.2      EMBRATEL undertakes to comply with the quality parameters established in Exhibit III.

CLAUSE SIX – VALIDITY

6.1         This Agreement shall be valid for 5 (five) years as of December 1, 2009, the date to which all its effects are retroactive, renewable by future negotiation between the Parties.

CLAUSE SEVEN – TERMINATION

7.1      This Agreement may be terminated for the following reasons:

(a) Failure to pay any amount due to either Party under this Agreement, whenever the debtor, having been duly notified to settle the debt in up to 120 (one hundred and twenty) days as of receipt, fails to do so.

(b) Failure to fulfill any obligation assumed under this Agreement, whenever the party in breach, having been duly notified to remedy its failure to pay in up to 30 (thirty) days as of receipt, fails to do so.

(c) Loss, discharge or revocation of any and all authorization and/or grants required by either Party to fulfill their obligations under this Agreement.

(d) The declared bankruptcy, deferred judicial reorganization, ratified extra-judicial reorganization, dissolution, or judicial or non-judicial winding up of either Party.

7.2      Should either Party incur any of the hypotheses set forth in item 7.1 above, the affected Party may, at its own exclusive discretion and provided it observes the other provisions of this Agreement, terminate said Agreement either fully or partially, by means of written notification.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

7.2.1   In the event of the anticipated termination of this Agreement due to a fact imputable to EMBRATEL, as per item 7.1 above, EMBRATEL shall pay a penalty to NET in the amount resulting from the product of 1/60 (one sixtieth) of the price of the acquired Capacity and the number of full months between the date of anticipated termination of the Agreement and the original termination date.

7.2.1.1           In the event of partial termination due to a fact imputable to EMBRATEL, the penalty shall be applied based on the amount corresponding to the non-fulfilled part of the Agreement and object of the termination.

7.2.1.2           The amount of the penalty shall bear interest of 12% (twelve per cent) per year, with monetary restatement in accordance with the variation in the IGP-DI inflation index, or any other official index that may replace it, both of which calculated pro rata die between the anticipated validity date of this Agreement until the payment date.

7.2.1.3           Payment of the penalty shall be made within 10 (ten) days as of the presentation of the collection document.

7.2.2   In the event of anticipated termination of this Agreement due to a fact exclusively imputable to NET, as per item 7.1 above, NET shall not be entitled to a refund of the price of the acquired Capacity.

CLAUSE EIGHT – RESPONSIBILITIES OF THE PARTIES

8.1      Notwithstanding the other provisions of this Agreement, only direct damages will be compensated, whenever they are proven to have been caused by either Party to the other, either per se or by their employees, agents or third parties hired for the execution of this Agreement, expressly excluding any compensation and/or responsibility of the Parties for loss of earnings, indirect damages and business failures, except for the event set forth in item 8.1.1:

8.1.1   A Party shall be liable before the other Party under the terms of article 402 onwards of the Brazilian Civil Code (Law 10,406 dated January 11, 2002), for any action or omission proven to be with malice against the obligations provided for in this Agreement.

CLAUSE NINE – NOTICES

9.1      All notices and notifications related to this Agreement shall be made in writing, by mail with acknowledgement of receipt, by fax (if the correspondence is also mailed, with acknowledgement of receipt) or by hand, if addressed as follows:

9.1.1 To NET:

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

a) Manager’s name: [***]

b) Correspondence address: Rua Verbo Divino, 1356 – 2º andar – São Paulo – SP – CEP 04719-002

c) Telephone: [***]

d) Fax: [***]

9.1.2 To EMBRATEL:

a) Manager’s name: [***]

b) Correspondence address: Rua dos Ingleses, 600 – 15º Andar - São Paulo – SP – CEP 01.329-904

c) Telephone: [***]

d) Fax: [***]

 CLAUSE TEN – RESOLUTION OF CONFLICTS

10.1    Any and all procedures to amicably resolve any disagreements arising from this Agreement shall begin within 30 (thirty) days as of the date when the conflict arose.

10.1.1             Each Party shall notify the other in writing of any issues regarding this Agreement.

10.2    Should the disagreement not be resolved within 30 (thirty) days as of the date of receipt of the notice or within any other period agreed upon in advance, the Parties shall be free to take the corresponding judicial and administrative measures.

CLAUSE ELEVEN - ASSIGNMENT

11.1 The Parties may only assign or transfer this Agreement or any benefits, interests, rights and obligations deriving therefrom, in whole or in part, to third parties by means of previous consent and in writing by the other Party.

11.1.1 Notwithstanding the provision in the caput of this clause, the Parties may assign, in whole or in part, their obligations and rights under this Agreement to any of its Affiliated Companies without notifying the other Party.

11.1.2 The expression Affiliated Companies refers to any and all corporations, joint ventures or entities that, directly or indirectly, control, are controlled by, or are jointly controlled by either Party.

CLAUSE TWELVE - CONFIDENTIALITY

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

12.1 The Parties, per se and through their employees, representatives and/or sub-contractors involved in the execution           of this Agreement, undertake to maintain the absolute confidentiality and secrecy of same and any and all Confidential Information, being expressly forbidden to assign, transfer, disclose on any account, under any form or means, unless with the express and written consent of the other Party, this Agreement and/or Confidential Information, under the penalty of answering for losses and damages proven to have been directly caused as a result of failure to comply with said prohibition.

12.2 For the purposes of this Clause, Confidential Information means any information, data, document, layout, product, planned product, service or planned service, sub-contractor, customer, potential customer, breakdown of customers calls, computer software, program, process, method, know-how, invention, idea, marketing promotion, discovery, current or planned activity, research, development or any other material to which the Parties have access by virtue of this Agreement, any information or knowledge referring to the businesses or trade secrets of either Party, commercial and technical information and other information related to the operation and business development of the Parties conveyed by one Party to the other: (a) graphically, in writing or any other form that may be read or decoded by machinery and computers; (b) orally; and (e) other means that incorporate or exhibit the content of information containing the words "CONFIDENTIAL" or "SECRET" or any other similar expressions.

12.3 However, Confidential Information is not that which: (a) is known by the receiving Party without any restriction as to its confidentiality upon receipt, or independently developed by the receiving Party; (b) is obtained from a third party o third parties not subject to any confidentiality obligation and without infringement of confidentiality by the receiving Party; (c) is in the public domain when received, or becomes part of the public domain through no fault of the receiving Party; (d) is disclosed without restriction to either Party by any third party not subject to any confidentiality obligation; or (e) is disclosed as an act of law or regulation, court decision or act from an appropriate governmental authority. In this case, the receiving Party shall immediately notify the disclosing Party in writing prior to disclosure and limit said disclosure to whatever is strictly necessary to meet the requirement.

CLAUSE THIRTEEN – GENERAL PROVISIONS

13.1 The Parties shall provide each other with all the information and elements necessary to support any eventual regulatory, administrative, judicial or non-judicial procedures deemed necessary in view of or in relation to the performance of this Agreement.

13.2 The Parties guarantee that the signatories hereof are legally equipped to assume obligations on their behalf and effectively represent their interests.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

13.3 The Parties shall appoint in writing their respective contacts in order to follow-up the issues related hereto, updating said contacts whenever necessary.

13.4 The Parties indicate the addresses mentioned in Clause Nine for the reception of notices and delivery of correspondence.

13.5 Failure on the part of either Party to exercise the rights or legal powers entitled thereto as a result of this Agreement, or the forbearance with delay in the compliance with obligations by the other Party, shall not affect those rights or legal powers, which may be exercised at any time, at the exclusive discretion of the interested Party, not altering the conditions set forth herein.

13.6    Any alteration in the conditions of this Agreement shall be formalized by means of an addendum to be entered into between the Parties.

13.7    Should any provision hereof be considered contrary to the Law by an appropriate Court, said provision shall be applied to the greatest extent allowed, the other provisions to remain in full force and effect.

13.8    Acts of God or force majeure shall exclude responsibility, as set forth in the sole paragraph of article 393 of the Brazilian Civil Code.

13.8.1 A Party affected by an act of God or force majeure shall notify the other party, immediately and in writing, of the extent of said fact and the estimated term during which it shall not be able to comply with or by which it shall be compelled to delay compliance with its obligations resulting herefrom.

13.8.2 The Party affected by an act of God or force majeure shall undertake its best efforts to eliminate said effects.

13.8.3 Whenever the effects of acts of God or force majeure disappear, the affected Party shall immediately notify the other party in writing acknowledging this fact, restoring the original situation.

13.8.4 Should the occurrence of an act of God or force majeure only partially damage the execution of obligations arising herefrom by either Party, said Party shall comply with the obligations that were not affected by the occurrence of the act of God or force majeure to the highest extent possible.

13.9 No provision hereof shall be construed as being intended, directly or indirectly, to grant any right, appeal or claim, under any pretext, to third parties.

13.10 In all matters related hereto, neither Party may declare it has the authority to assume or create any obligation, either expressly or implicitly, on behalf of the other Party, except for the provisions expressly provided for herein.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

13.11 The Parties are companies fully independent of each other, so that no provision hereof may be construed as meaning the creation of any employment relationship between the Parties, nor between the employees of one Party and the other.

13.12 This Agreement represents the full understanding between the Parties in relation to its subject matter and shall prevail over any other past understandings on its subject matter.

13.13 This Agreement binds the Parties and their successors, on any account, in all its rights and obligations.

CLAUSE FOURTEEN – APPLICABLE LAW AND JURISDICTION

14.1 This Agreement shall be governed and interpreted according to Brazilian legislation.

14.2 The Parties elect the central court of Rio de Janeiro – RJ, to the detriment of any other no matter how privileged it may be.

In witness whereof, the legal representatives of the Parties execute this Agreement in two counterparts to produce the due legal effects.

Rio de Janeiro, December 29, 2009

/s/ José Formoso Martinez José Formoso Martinez – Individual Taxpayer’s ID (CPF): 059.557.727-07	_____/s/ José Antonio Guaraldi Félix _____ José Antonio Guaraldi Félix – Individual Taxpayer’s ID (CPF): 140.448.620-87
_ /s/ Isaac Berensztejn_ Isaac Berensztejn – Individual Taxpayer’s ID (CPF:) 332.872.367-68	_____/s/ João Adalberto Elek Junior_____ João Adalberto Elek Junior – Individual Taxpayer’s ID (CPF): 550.003.047-72

WITNESSES:

/s/ Nelson Laureano Filho	/s/ Rodrigo Marques de Oliveira
Nelson Laureano Filho Individual Taxpayer’s ID (CPF): 267.687.987-15	Rodrigo Marques de Oliveira Individual Taxpayer’s ID (CPF): 033.663.777-20

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT I

NET OPERATIONS

- LOCATIONS -

Americana/SP - Anápolis/GO - Araçatuba/SP - Arapongas/ PR - Araraquara/ SP - Araras/ SP - Atibaia/ SP - Bagé/ RS - Barra Mansa/ SP - Bauru/ SP - Belo Horizonte/ MG - Bento Gonçalves/ RS - Bertioga/ SP - Blumenau/SC - Blumenau BTV/ SC - Botucatu/ SP - Bragança Paulista/ SP - Brasília/ DF - Caçapava/ SP - Campinas/ SP - Campo Grande/ MS - Cascavel/ PR - Caxias do Sul/ RS - Chapecó/ RS - Cianorte/ PR - Criciúma/ SC - Cruz Alta/ RS - Cubatão/ SP - Curitiba/ PR - Diadema/ SP - Erechim/ RS - Farroupilha/ RS - Florianópolis/ SC - Franca/ SP - Goiânia/ GO - Guarapuava/ PR - Guarujá/ SP - Guarulhos/ SP - Hortolândia/ SP - Indaiatuba/ SP - Itapetininga/ SP - Itu/ SP - Jacareí/ SP - Jaú/SP – João Pessoa/PA, Joinville/ SC - Jundiaí/ SP - Lageado/ RS - Limeira/ SP - Litoral (Atlântida, Capão da Canoa, Capão Novo, Xangrila/RS) - Londrina/ PR – Maceió/AL - Manaus/ AM - Marília/ SP - Maringá/ PR - Mauá/ SP - Mogi das Cruzes/ SP - Mogi Guaçu/ SP - Mogi Mirim/ SP - Novo Hamburgo/ RS -  Passo Fundo/ RS - Pelotas/ RS - Pindamonhangaba/ SP - Piracicaba/ SP - Ponta Grossa/ PR - Porto Alegre/ RS - Praia Grande/ SP - Recife/ PE -  Resende/ RJ - Ribeirão Preto/ SP - Rio Claro/ SP - Rio de Janeiro/ RJ - Rio Grande/ RS - Santa Bárbara d’Oeste/ SP - Santa Branca/ SP - Santa Cruz do Sul/ RS - Santa Maria/ RS - Santo André/ SP - Santos/ SP - São Bernardo do Campo/ SP - São Caetano do Sul/ SP - São Carlos/ SP - São José do Rio Preto/ SP - São José dos Campos/ SP - São Paulo/ SP - São Vicente/ SP – Sertãozinho/SP - Sorocaba/ SP - Sumaré/ SP - Taubaté/ SP - Uruguaiana/ RS - Valinhos/ SP - Vila Velha/ ES - Vitória/ ES

- LIST OF NET COMPANIES -

1) HORIZONTE SUL COMUNICAÇÕES LTDA. – Porto Alegre/RS

2) JACAREÍ CABO S.A. – Jacareí/SP

3) NET BAURU LTDA. – Bauru/SP

4) NET BELO HORIZONTE LTDA. – Belo Horizonte/MG

5) NET BRASÍLIA LTDA. – Brasília/DF

6) NET CAMPINAS LTDA. – Campinas/SP

7) NET GOIÂNIA LTDA. – Goiânia/GO

8) NET PARANÁ COMUNICAÇÕES LTDA. – Curitiba/PR

9) NET RECIFE LTDA. – Recife/PE

10) NET RIBEIRÃO PRETO LTDA. –Ribeirão Preto/SP

11) NET RIO LTDA. – Rio de Janeiro/RJ

12) NET SÃO PAULO LTDA. – São Paulo/SP

13) NET SOROCABA LTDA. – Sorocaba/SP

14) 614 SERVIÇOS DE INTERNET MACEIO LTDA – Maceió/AL

15) 614 SERVIÇOS DE INTERNET JOÃO PESSOA LTDA. – João Pessoa/PA

16) 614 TVH VALE LTDA. – São José dos Campos/SP

17) ESC 90 TELECOMUNICAÇÕES LTDA. – Vila Velha e Vitória/ES

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT II

TECHNICAL REQUIREMENTS

1. Technical characteristics EMBRATEL’s transit IP Links for the provision of Broadband telecommunication services to NET:

1.1 The performance level set forth in the Table below are hereby adopted as quality standards:

Parameter

Definition

Purpose
Latency (milliseconds)	Transit mean time (in ms, roundtrip) of a 64-byte package between two routing centers in EMBRATEL’s network.	75 (maximum)
Packages Lost (%)	Index that measures the average rate of success in transmitting IP packages between two points in EMBRATEL’s Network.	1 (maximum)
Availability (%) (*)	Time mean percentage in which EMBRATEL’s Network is up and operating in a 30-day period corresponding to the subscription to the Service.	99.90 (minimum)
Scheduled Maintenance
	Time for prior notice to perform schedule maintenances in EMBRATEL’s Network.	15 days (minimum)
Emergency Maintenance
	Time for prior notice to perform emergency maintenances in EMBRATEL’s Network.	8 hours

(*) Unprotected routes excluded.

1.2 Recovery Time

EMBRATEL agrees to attend to, in up to 4 (four) hours, 90% (ninety per cent) of the events under its responsibility, except for failures arising from Accesses and Equipment belonging to NET and locations with single-line routes.

1.3 Accesses

1.3.1 Accesses and interconnections shall be provided by EMBRATEL.

1.3.2 For all locations, Accesses shall be preferably provided in optic fiber. Exceptions to this rule shall be agreed upon and formalized between NET and EMBRATEL.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

1.3.3 The Capacity shall be preferably delivered in Ethernet technology (Ethernet, FastEthernet or GigaEthernet) in order to limit to the maximum the number of 4 (four) interfaces of the same speed per location. When such limit is exceeded in each location, interfaces shall always be replaced by others of larger capacity and that enable multiple ports.

2.    Measurement Criteria:

2.1 Availability of EMBRATEL’s infrastructure: for the purpose of availability, any interruption or degradation that compromises the provision of the Internet access service under the responsibility of EMBRATEL will be taken into consideration. Downtime for preventive maintenance is not computed in the calculation of availability.

2.2 Monthly Mean Latency: time elapsed between the beginning of the sending of an IP package from its origin to its arrival at the destination. It is generally a measurement made using RTT (round trip time) – the package sent and the destination "echoes" this package back to its origin. If the monthly mean latency is longer than 75 ms, the performance levels in item 1.1 of the Table shall be deemed unattained.

2.3 Loss of Monthly Mean Packages: the metrics used is the percentage of lost packs (sent, but do not reach their destination or are disposed of on the way). Said measures will compose the monthly mean, to be compared to the limit set forth in the performance levels in item 1.1 of the Table. Should the monthly mean exceed 1% (one per cent), the performance levels of the Table of item 1.1 shall be deemed unattained.

2.4 Pre-scheduled Maintenance: any kind of Pre-scheduled Maintenance that may cause impact on the availability of the services provided by NET to its end customers shall be reported to NET at least 10 (ten) business days in advance. EMBRATEL shall inform the number of times and their respective stoppage time so that NET approves them in advance.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT III

RECOVERY CRITERIA

1. Recovery Time

1.1 EMBRATEL agrees to attend to, in up to 4 (four) hours, 90% (ninety per cent) of the events under its responsibility, except for locations with single-line routes.

2. As regards sending the repair request service information:

2.1 EMBRATEL shall present to NET a report with monthly availability indicators and action plans for those locations where performance targets are not attained.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT IV

- AVAILABLE CAPACITY BY LOCATION (MUNICIPALITIES)*

LOCATION (A and B Points)	Capacity (Mb/s)	AMOUNT (R$) including taxes	%

São Paulo	[***]	[***]	[***]
Rio de Janeiro	[***]	[***]	[***]
Santo André	[***]	[***]	[***]
Belo Horizonte	[***]	[***]	[***]
Brasília	[***]	[***]	[***]
Porto Alegre	[***]	[***]	[***]
Curitiba	[***]	[***]	[***]
Campinas	[***]	[***]	[***]
Americana	[***]	[***]	[***]
Santos	[***]	[***]	[***]
Goiânia	[***]	[***]	[***]
Florianópolis	[***]	[***]	[***]
São José dos Campos	[***]	[***]	[***]
São Vicente	[***]	[***]	[***]
Sorocaba	[***]	[***]	[***]
Ribeirão Preto	[***]	[***]	[***]
Mogi das Cruzes	[***]	[***]	[***]
Londrina	[***]	[***]	[***]
Taubaté	[***]	[***]	[***]
Guarulhos	[***]	[***]	[***]
Jundiaí	[***]	[***]	[***]
Bauru	[***]	[***]	[***]
Manaus	[***]	[***]	[***]
São Carlos	[***]	[***]	[***]
São José do Rio Preto	[***]	[***]	[***]
Campo Grande	[***]	[***]	[***]
Maceió	[***]	[***]	[***]
João Pessoa	[***]	[***]	[***]
Santa Maria	[***]	[***]	[***]
Maringá	[***]	[***]	[***]
Bragança Paulista	[***]	[***]	[***]
Vitória	[***]	[***]	[***]
Piracicaba	[***]	[***]	[***]
Joinville	[***]	[***]	[***]
Caxias do Sul	[***]	[***]	[***]
Blumenau	[***]	[***]	[***]
Anápolis	[***]	[***]	[***]
Franca	[***]	[***]	[***]
Araraquara	[***]	[***]	[***]
Marília	[***]	[***]	[***]
Pelotas	[***]	[***]	[***]

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

Araçatuba	[***]	[***]	[***]
Itapetininga	[***]	[***]	[***]
Resende	[***]	[***]	[***]
Santa Cruz do Sul	[***]	[***]	[***]
Indaiatuba	[***]	[***]	[***]
Passo Fundo	[***]	[***]	[***]
Botucatu	[***]	[***]	[***]
Rio Grande	[***]	[***]	[***]
Novo Hamburgo	[***]	[***]	[***]
Valinhos	[***]	[***]	[***]
Sertãozinho	[***]	[***]	[***]
Uruguaiana	[***]	[***]	[***]
Bento Gonçalves	[***]	[***]	[***]
Farroupilha	[***]	[***]	[***]
Jaú	[***]	[***]	[***]
Cruz Alta	[***]	[***]	[***]
Bagé	[***]	[***]	[***]
Itu	[***]	[***]	[***]
Pindamonhangaba	[***]	[***]	[***]
Chapecó	[***]	[***]	[***]
Ponta Grossa	[***]	[***]	[***]
Lajeado	[***]	[***]	[***]
Erechim	[***]	[***]	[***]
Capão da Canoa	[***]	[***]	[***]
Arapongas	[***]	[***]	[***]
Criciuma	[***]	[***]	[***]
Total	[***]	[***]	[***]

* capacity available through local (intra-municipal) accesses.